Average Net Assets
Q75B - NSAR
Month-End Net Assets for each period

                                     March 1, 2017  March 31, 2017  April 30, 2017   May 31, 2017    June 30, 2017
GMO Emerging Markets
  Series Fund
  (formerly GMO
  Emerging Countries
  Series Fund)         4095 04095-A $ 12,827,810.86 $ 13,110,248.31 $ 13,537,231.49 $ 14,854,990.71 $ 15,092,531.06
GMO Quality Series
  Fund                 IZIB IZIB-A             #N/A            #N/A            #N/A            #N/A            #N/A
GMO International
  Equity Allocation
  Series Fund          IZIL IZIL-A  $226,655,359.52 $225,206,435.08 $230,572,254.84 $237,514,128.86 $237,458,365.73
GMO Global Equity
  Allocation Series
  Fund                 IZIM IZIM-A  $ 15,055,325.09 $ 15,279,332.56 $ 11,866,562.21 $ 12,357,817.72 $  5,915,001.28
GMO Global Asset
  Allocation Series
  Fund                 IZIN IZIN-A  $180,959,689.96 $180,814,937.36 $182,357,562.58 $183,856,868.14 $184,797,553.43
GMO Benchmark-Free
  Allocation Series
  Fund                 IZIO IZIO-A  $298,763,428.05 $299,715,638.31 $301,640,954.60 $304,889,289.25 $307,287,772.05
GMO International
  Developed Equity
  Alloc. Series Fund   IZIZ IZIZ-A  $ 10,510,926.13 $ 10,905,064.71 $ 11,120,895.54 $ 11,437,645.47 $ 11,466,756.06
GMO Resources Series
  Fund                 IZ9D IZ9D-A             #N/A            #N/A            #N/A            #N/A            #N/A

                        July 31, 2017  August 31, 2017 September 30, 2017 October 31, 2017 November 30, 2017 December 31, 2017
GMO Emerging Markets
  Series Fund
  (formerly GMO
  Emerging Countries
  Series Fund)         $ 16,478,510.13 $ 16,810,483.62  $ 16,494,546.66   $ 15,969,629.60   $ 15,811,398.62   $ 16,033,356.90
GMO Quality Series
  Fund                            #N/A            #N/A             #N/A              #N/A              #N/A              #N/A
GMO International
  Equity Allocation
  Series Fund          $244,682,734.66 $245,338,287.75  $248,721,910.43   $253,318,707.60   $253,608,617.22   $259,125,755.58
GMO Global Equity
  Allocation Series
  Fund                 $  6,102,806.65 $  6,067,160.82  $  6,105,123.39   $  6,107,663.09   $  5,902,195.98   $  6,145,628.25
GMO Global Asset
  Allocation Series
  Fund                 $187,415,031.66 $188,469,606.25  $190,286,691.51   $193,244,650.92   $193,497,020.80   $194,493,578.88
GMO Benchmark-Free
  Allocation Series
  Fund                 $311,954,846.94 $315,147,329.59  $318,548,302.48   $323,934,614.36   $316,980,647.35   $323,244,203.29
GMO International
  Developed Equity
  Alloc. Series Fund   $ 11,967,257.05 $ 12,305,685.32  $ 12,662,333.78   $ 12,963,293.88   $ 12,909,128.39   $ 12,854,121.39
GMO Resources Series
  Fund                            #N/A            #N/A             #N/A              #N/A              #N/A              #N/A

                       January 31, 2018 February 28, 2018     Average
GMO Emerging Markets
  Series Fund
  (formerly GMO
  Emerging Countries
  Series Fund)         $ 17,677,852.64   $ 16,921,153.10  $ 15,509,211.05 1
GMO Quality Series
  Fund                 $  1,501,492.02   $  1,735,142.37  $  1,618,317.20 2
GMO International
  Equity Allocation
  Series Fund          $349,074,630.36   $319,891,175.35  $256,243,720.23 3
GMO Global Equity
  Allocation Series
  Fund                 $  6,370,165.72   $  6,108,370.96  $  8,414,088.75 4
GMO Global Asset
  Allocation Series
  Fund                 $186,179,426.48   $179,906,172.44  $186,636,830.03 5
GMO Benchmark-Free
  Allocation Series
  Fund                 $337,784,108.79   $342,956,276.98  $315,603,647.08 6
GMO International
  Developed Equity
  Alloc. Series Fund   $ 13,673,915.17   $ 12,849,297.68  $ 12,125,101.58 7
GMO Resources Series
  Fund                            #N/A   $ 10,501,404.05  $ 10,501,404.05 8